UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2005

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 26, 2005, the Board of Directors (the “Board”) of DreamWorks Animation SKG, Inc. (the “Company”) acted by unanimous written consent to increase the size of the Board from nine (9) members to ten (10) members and to elect Karl M. von der Heyden to serve as a member of the Board until his successor has been duly elected and qualified. Karl M. von der Heyden was recommended to the Board by the Nominating and Governance Committee, and was also elected to serve on the audit committee of the Board.

There is no arrangement or understanding between Mr. von der Heyden and any other person pursuant to which he was selected to become a member of the Board, nor are there any transactions between the Company and Mr. von der Heyden that are reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the election of Mr. von der Heyden as a member of the Board is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by DreamWorks Animation SKG, Inc. on October 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: October 26, 2005	By:	/s/ Katherine Kendrick
Katherine Kendrick, Esq.
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by DreamWorks Animation SKG, Inc. on October 26, 2005.